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                                                                    Exhibit 5.1


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               Reinsurance
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   RGA         Group of America,
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               Incorporated
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                                                            Matthew P. McCauley
                                                    General Counsel & Secretary
                                                              Tel: 314-444-0647
                                                              Fax: 314-444-0510
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                                                            700 Market Street
                                                            St. Louis, Missouri
                                                            63101

                                                            P.O. Box 14701
                                                            St. Louis, Missouri
                                                            63178
                                  May 14, 1997



Board of Directors
Reinsurance Group of America, Incorporated
660 Mason Ridge Center Drive
St. Louis, MO 63141

To the Board of Directors of Reinsurance Group of America, Incorporated:

      I am General Counsel and Secretary of Reinsurance Group of America, Incorporated, a Missouri corporation (the "Company"). This opinion is being rendered in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering the offering of up to 50,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), and the same number of associated Preferred Stock Purchase Rights (the "Rights") pursuant to the Company's Flexible Stock Plan.

      My opinion is limited to the laws of the State of Missouri and the United States and relies as to matters of fact, to the extent I deem proper, on certificates and statements of responsible officers of the Company and public officials.

      Based on the foregoing and in reliance thereon, I am of the opinion that the Shares, if sold in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and non-assessable, and the Rights, if issued in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and non-assessable (subject to the terms and conditions of the Rights as applicable to their exercise).

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Matthew P. McCauley

                                       Matthew P. McCauley